                                                                     EXHIBIT 4.5

                  HONDA AUTO RECEIVABLES [____-__] OWNER TRUST,
                                   as Issuer,

                       AMERICAN HONDA FINANCE CORPORATION,
                                as Administrator,

                        AMERICAN HONDA RECEIVABLES CORP.,
                                  as Depositor,

                                       and

                                [--------------],
                              as Indenture Trustee

                            ADMINISTRATION AGREEMENT

                          Dated as of [_____ __, ____]

                                TABLE OF CONTENTS

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                                    EXHIBITS

Exhibit A - Form of Power of Attorney ..........................................................................A-1
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         This Administration Agreement, dated as of [_____ __, ___] (the
"Agreement"), is among Honda Auto Receivables [____-__] Owner Trust, as issuer
(the "Issuer"), American Honda Finance Corporation ("AHFC"), as administrator
(in such capacity, the "Administrator"), American Honda Receivables Corp.
("AHRC"), as depositor (in such capacity, the "Depositor"), and [___________], as indenture trustee (the "Indenture Trustee").

         WHEREAS, the Issuer was created pursuant to the Amended and Restated
Trust Agreement, dated as of [_____ __, ___] (the "Trust Agreement"), between the Depositor and [___________], as owner trustee (the "Owner Trustee");

         WHEREAS, the Issuer is issuing [_____]% Asset Backed Notes, Class A-1,
[_____]% Asset Backed Notes, Class A-2, [_____]% Asset Backed Notes, Class A-3
and [_____]% Asset Backed Notes, Class A-4 (collectively, the "Notes") pursuant to an Indenture, dated as of the date hereof (the "Indenture"), between the
Issuer and the Indenture Trustee;

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests of the Issuer, including (i) the Indenture, (ii) a Sale and Servicing Agreement,
dated as of the date hereof (the "Sale and Servicing Agreement"), among the
Issuer, AHRC, as transferor (in such capacity, the "Seller"), and AHFC, as servicer (in such capacity, the "Servicer"), and (iii) a Letter of
Representations, dated [_____ __, ___] (the "Note Depository Agreement" and, together with this Agreement, the Indenture, the Sale and Servicing Agreement,
the Control Agreement and the Trust Agreement, the "Related Documents"), among the Issuer, the Indenture Trustee and The Depository Trust Company;

         WHEREAS, pursuant to the Related Documents, the Issuer and the Owner
Trustee are required to perform certain duties in connection with (i) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral")
and (ii) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

         WHEREAS, the Issuer and the Owner Trustee desire to have the
Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the other Related Documents as the Issuer and the Owner Trustee may from time to time request; and

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the
Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.01      Capitalized Terms; Interpretive Provisions.
                           ------------------------------------------

         (a) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto or incorporated by reference in the Sale and
Servicing Agreement, the

Trust Agreement or the Indenture, as the case may be. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         "Agreement" means this Administration Agreement, as amended, supplemented or modified from time to time.

         "Related Documents" has the meaning set forth in the Preamble.

         (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this
Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto, (iii)
references to words such as "herein", "hereof" and the like shall refer to this
Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iv) the term "include" and all variations thereof shall mean
"include without limitation", (v) the term "or" shall include "and/or" and (vi)
the term "proceeds" shall have the meaning ascribed to such term in the UCC.

         Section 1.02      Duties of the Administrator.
                           ---------------------------

         (a) The Administrator agrees to perform all its duties as Administrator and, except as specifically excluded herein, agrees to perform all the duties of the Issuer and the Owner Trustee under the Related Documents. In addition, the
Administrator shall consult with the Owner Trustee regarding the duties of the
Issuer or the Owner Trustee under the Related Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the respective duties of the Issuer and the
Owner Trustee under the Related Documents. The Administrator shall prepare for execution by the Issuer or the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related
Documents. In furtherance of the foregoing, the Administrator shall take (or, in the case of the immediately preceding sentence, cause to be taken) all appropriate action that the Issuer or the Owner Trustee is required to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture
(references are to Sections of the Indenture):

              (i) the preparation of or obtaining of the documents and
         instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

              (ii) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section
         2.04);

              (iii) the notification of Noteholders and the Rating Agencies of the final principal payment on the Notes (Section 2.07(b));

              (iv) the fixing or causing to be fixed of any special record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));

              (v) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.11);

              (vi) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.12);

              (vii) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the
         Indenture regarding funds held in trust (Section 3.03);

              (viii) the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section
         3.03);

              (ix) the obtaining and preservation of the Issuer's qualifications to do business, including under the Pennsylvania Motor Vehicle Sale
         Finance Act, MD. Fin. Inst. Code Ann., Title 11, Subtitle 4 (Section
         3.04) and Conn. Gen. Stat. Section 650;

              (x) the preparation of all supplements and amendments to the
         Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Owner
         Trust Estate (Section 3.05);

              (xi) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Owner Trust
         Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections
         3.06 and 3.09);

              (xii) the identification to the Indenture Trustee in an Officer's
         Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

              (xiii) the notification of the Indenture Trustee and the Rating
         Agencies of each Servicer Default and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the
         Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

              (xiv) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations upon the merger or consolidation of the Issuer under the Indenture and the obtaining of the Opinion of Counsel and the Officer's Certificate
         relating thereto (Section 3.10);

              (xv) the duty to cause the Servicer to comply with Sections 3.10,
         3.11, 3.12, 4.10 and Article Eight of the Sale and Servicing Agreement
         (Section 3.14);

              (xvi) the delivery of written notice to the Indenture Trustee and each Rating Agency of each Event of Default and each default by the
         Servicer or the Seller under the Sale and Servicing Agreement (Section
         3.19);

              (xvii) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an
         Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

              (xviii) the compliance with Section 5.04 of the Indenture with respect to the sale of the Owner Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

              (xix) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor
         Indenture Trustee (Section 6.08);

              (xx) the preparation and delivery to each Noteholder such
         information as may be required to enable such holder to prepare its federal and state income tax returns (Section 6.06);

              (xxi) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.08 and 6. 10);

              (xxii) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

              (xxiii) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the
         Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders
         (Section 7.03);

              (xxiv) the opening of one or more accounts in the Issuer's name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the Accounts (Sections 8.02 and
         8.03);

              (xxv) the preparation of an Issuer Request and Officer's
         Certificate and the obtaining of an Opinion of Counsel and Independent
         Certificates, if necessary, for the release of the Owner Trust Estate
         (Sections 8.04 and 8.05);

              (xxvi) the preparation of Issuer Requests, the obtaining of
         Opinions of Counsel and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures
         (Sections 9.01 and 9.02);

              (xxvii) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.06);

              (xxviii) the duty to notify Noteholders and the Rating Agencies of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Sections 10.01 and 10.02);

              (xxix) the preparation and delivery of all Officer's Certificates,
         Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

              (xxx) the preparation and delivery of Officer's Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.01(b));

              (xxxi) the notification of each Rating Agency, upon the failure of the Issuer, the Owner Trustee or the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04); and

              (xxxii) the recording of the Indenture, if applicable (Section
         11.15).

         (b) The Administrator shall:

              (i) pay from time to time reasonable compensation to (A) the
         Indenture Trustee for all services rendered by the Indenture Trustee under the Basic Documents and (B) the Owner Trustee for all services rendered under the Trust Agreement (in each case which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (ii) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture
         Trustee in accordance with any provision of the Basic Documents
         (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith;

              (iii) except as otherwise expressly provided in the third sentence of Section 7.01 of the Trust Agreement, reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of the Trust Agreement (including reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its willful misconduct, gross negligence or bad faith; and

              (iv) indemnify the Indenture Trustee, the Owner Trustee and their respective agents for, and hold them harmless against, any loss, liability or expense incurred without negligence (or, in the case of the Owner Trustee only, gross negligence), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance

         or administration of the transactions contemplated by the Basic
         Documents, as the case may be, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder.

         The obligations of the Administrator under this Section 1.02(b) shall survive the termination of this agreement.

         (c) In addition to the duties set forth in Sections 1.02(a) and (b), the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate Persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, notices, reports, filings, instruments, certificates and opinions that the Issuer or the Owner
Trustee are required to prepare, file or deliver pursuant to the Related
Documents, and at the request of the Owner Trustee shall take all appropriate action that the Issuer or the Owner Trustee are required to take pursuant to the
Related Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the
Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to
Section 1.06, and in accordance with the directions of the Owner Trustee, the
Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related
Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

         (d) Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the
Issuer's payments (or allocations of income) to a Trust Certificateholder as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner
Trustee pursuant to such provision.

         (e) Notwithstanding anything in this Agreement or the Related Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05 of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1's, necessary to enable each Owner to prepare its federal and state income tax returns.

         (f) The Administrator shall perform any duties expressly required to be performed by the Administrator under the Trust Agreement or the Indenture.

         (g) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in

accordance with any directions received from the Issuer and shall be, in the
Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (h) With respect to matters that in the reasonable judgment of the
Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the
Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters"
shall include:

              (i) the amendment of or any supplement to the Indenture;

              (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the
         Issuer (other than in connection with the collection of the
         Receivables);

              (iii) the amendment, change or modification of the Basic
         Documents;

              (iv) the appointment of successor Note Registrars, successor
         Paying Agents and successor Indenture Trustees pursuant to the
         Indenture or the appointment of successor Administrators or successor
         Servicers, or the consent to the assignment by the Note Registrar, any
         Paying Agent or Indenture Trustee of its obligations under the
         Indenture; and

              (v) the removal of the Indenture Trustee.

         (i) Notwithstanding anything to the contrary in this Agreement, the
Administrator shall not be obligated to, and shall not, (i) make any payments to the Noteholders under the Related Documents, (ii) sell the Owner Trust Estate pursuant to Section 5.04 of the Indenture, (iii) take any other action that the
Issuer directs the Administrator not to take on its behalf or (iv) take any other action which may be construed as having the effect of varying the investment of the Trust Certificateholders.

         Section 1.03 Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

         Section 1.04 Compensation. As compensation for the performance of the
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to an annual payment of compensation which shall be solely an obligation of the Depositor.

         Section 1.05 Additional Information to be Furnished to the Issuer. The
Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         Section 1.06 Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the
Administrator shall have no authority to act for or represent the Issuer or the
Owner Trustee in any way and shall not otherwise be deemed an agent of the
Issuer or the Owner Trustee.

         Section 1.07 No Joint Venture. Nothing contained in this Agreement (i)
shall constitute the Administrator and either the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 1.08 Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person or entity, even though such person or entity may engage in business activities similar to those of the Issuer, the Owner
Trustee or the Indenture Trustee.

         Section 1.09 Term of Agreement; Resignation and Removal of
Administrator. This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (a) Subject to Sections 1.09(d) and 1.09(e), the Administrator may
resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

         (b) Subject to Sections 1.09(d) and 1.09(e), the Issuer may remove the
Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

         (c) Subject to Sections 1.09(d) and 1.09(e), at the sole option of the
Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

              (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

              (ii) the existence of any proceeding or action, or the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Administrator in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrator or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Administrator and the continuance of any such action, proceeding, decree or order unstayed and, in the case of any such order or decree, in effect for a period of 90 consecutive days; or

              (iii) the commencement by the Administrator of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or the consent by the Administrator to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Administrator or of any substantial part of its property or the making by the Administrator of an assignment for the benefit of creditors or the failure by the
         Administrator generally to pay its debts as such debts become due or the taking of corporate action by the Administrator in furtherance of any of the foregoing.

         The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) above shall occur, it shall give written notice thereof to the
Issuer and the Indenture Trustee within seven days after the occurrence of such event.

         (d) No resignation or removal of the Administrator pursuant to this
Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the
Administrator is bound hereunder.

         (e) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         (f) Subject to Sections 1.09(d) and 1.09(e), the Administrator
acknowledges that upon the appointment of a successor Servicer pursuant to the
Sale and Servicing Agreement, the Administrator shall immediately resign and such successor Servicer shall automatically become the Administrator under this
Agreement.

         Section 1.10 Action Upon Termination, Resignation or Removal. Promptly
upon the effective date of termination of this Agreement pursuant to the first sentence of Section 1.09 or the resignation or removal of the Administrator pursuant to Section 1.09(a), (b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to the first sentence of Section 1.09 deliver to the Issuer all property and documents of or relating to the
Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 1.09(a), (b) or
(c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         Section 1.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be0 delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier (followed by hard copy by overnight delivery), and addressed in each case as follows: (a) if to the Issuer or the Owner Trustee, to: [________________], Attention: [____________]; (b) if to the Administrator,
to: American Honda Finance Corporation, 700 Van Ness Avenue, Building 300,
Torrance, California 90501, Attention: President; (c) if to the Depositor, to:
American Honda Receivables Corp., 700 Van Ness Avenue, Building 300, Torrance,
California 90501, Attention: President; and (d) if to the Indenture Trustee, to:
[______________________], Attention:

[__________________]: Honda Auto Receivables [____-__] Owner Trust; or to such other address as any party shall have provided to the other parties in writing.
Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         Section 1.12 Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the written consent of the Owner Trustee but without the consent of the
Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this
Agreement or of modifying in any manner the rights of the Noteholders or the
Certificateholders; provided, that such amendment will not, in the Opinion of
Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any of the Noteholders or the Certificateholders. This Agreement
may also be amended by the parties hereto with the written consent of the Owner
Trustee and the Holders of Notes evidencing at least a majority of the
Outstanding Amount and the Holders of Trust Certificates evidencing at least a majority of the Percentage Interests evidenced by the Trust Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Holders of
Notes and Trust Certificates which are required to consent to any such amendment, without the written consent of the Holders of all outstanding Notes and Trust Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

         Section 1.13 Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee
an agreement, in form and substance reasonably satisfactory to the Owner Trustee and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this
Agreement shall bind any successors or assigns of the parties hereto.

         Section 1.14 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                       10

         Section 1.15 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 1.16 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 1.17 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 1.18 Limitation of Liability of Owner Trustee and Indenture
Trustee.

         (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by [_________________], in its capacity as
Owner Trustee of the Issuer and in no event shall [_________________], in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of
Articles Six, Seven and Eight of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this
Agreement has been executed by [_________________] in its capacity as Indenture
Trustee under the Indenture and in no event shall [_________________] in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         Section 1.19 Third-Party Beneficiary. The Owner Trustee is a
third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         Section 1.20 Rights of the Indenture Trustee. The Indenture Trustee
shall be afforded the same rights, protections, immunities and indemnities set forth in the Indenture as if specifically set forth herein.

                                       11

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 HONDA AUTO RECEIVABLES [____-__]
                                 OWNER TRUST,
                                     as Issuer

                                 By: [_________________] not in its individual
                                     capacity but solely as Owner Trustee

                                 By: __________________________________________
                                     Name:
                                     Title:

                                 AMERICAN HONDA RECEIVABLES CORP.,
                                     as Depositor

                                 By: __________________________________________
                                     Name:
                                     Title:

                                     [_________________],
                                     not in its individual capacity but solely
                                     as Indenture Trustee

                                 By: __________________________________________
                                     Name:
                                     Title:

                                 AMERICAN HONDA FINANCE
                                 CORPORATION,
                                   as Administrator

                                 By: __________________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                          POWER OF ATTORNEY PURSUANT TO
                   SECTION 1.02(c) OF ADMINISTRATION AGREEMENT

         KNOW ALL MEN BY THESE PRESENTS, that [_____________________], as owner trustee of Honda Auto Receivables [____-__] Owner Trust, a Delaware statutory trust (the "Issuer"), does hereby appoint American Honda Finance Corporation, a
California corporation (the "Grantee"), located at 700 Van Ness Avenue, Building
300, Torrance, California 90501, as its attorney-in-fact with full power of substitution and hereby authorizes and empowers the Grantee, in the name of and on behalf of the Grantor or the Issuer, to take the following actions from time to time with respect to the duties of the Administrator under the Administration
Agreement, dated as of [_____ __, ___] (the "Administration Agreement"), among the Issuer, the Administrator, American Honda Receivables Corp., as depositor and [_________________], as indenture trustee, for the purpose of executing on behalf of the Grantor or the Issuer all such documents, reports, filings, instruments, certificates and opinions required pursuant to the Related
Documents:

         The Grantee is hereby empowered to do any and all lawful acts necessary or desirable to effect the performance of the duties under the Administration
Agreement and the Grantor hereby ratifies and confirms any and all lawful acts the Grantee shall undertake pursuant to and in conformity with this Power of
Attorney.

         This Power of Attorney is revocable in whole or in part as to the powers herein granted upon notice by the Grantor. If not earlier revoked, this
Power of Attorney shall expire completely or, if so indicated, in part, upon the earlier of (i) the termination of the amended and restated trust agreement, dated [_____ __, ___] (the "Trust Agreement"), between American Honda
Receivables Corp., as depositor and the Grantor, as owner trustee, or (ii) the termination of the Administration Agreement, as each may be amended, restated or supplemented from time to time. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Trust
Agreement or the Administration Agreement, as the case may be.

         THIS POWER OF ATTORNEY SHALL BE CREATED UNDER AND GOVERNED AND
CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         The Grantor executes this Power of Attorney with the intent to be legally bound hereby, and with the intent that such execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

                                      A-1

      Dated this __ day of [___, ____].

[Seal]                        [__________________________________],
                              not in its individual capacity but solely as Owner
                              Trustee of the Honda Auto Receivables [____-__]
                              Owner Trust

                              By: _____________________________________________
                                  Name:
                                  Title:

Signed and delivered in the presence of.

______________________________________

Address:______________________________________

[Unofficial Witness]

                                      A-2